UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 1, 2021, Biostage, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with one of its existing shareholders, DST Capital LLC (“DST”), and An Zhang (together with DST, the “Investors”) pursuant to which the Investors agreed to purchase in a private placement an aggregate of 1,000,000 shares of common stock and warrants to purchase 500,000 shares of common stock (the “Warrants”) for the aggregate purchase price of $2,000,000 and a purchase price per share and half warrant of $2.00 (the “Private Placement”). The Private Placement closed on September 1, 2021.

The Warrants have an exercise price of $2.00 per share, subject to adjustments as provided under the terms thereof, and are immediately exercisable. The Warrants are exercisable until five years (5) from the Warrants’ issuance date. The Purchase Agreements and Warrants each include customary representations, warranties and covenants.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The form of Purchase Agreement and the form of Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02.

The shares of common stock and the Warrants issued to the Investors (including the shares issuable upon exercise of the Warrants), were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, Junli He, the Executive Vice Chairman of Bright Scholar Holdings, joined the Board of Directors (the “Board”) of the Company as a Class I director. The appointment to the Board was effective immediately. As a Class I director, the initial term of Mr. He as director will run until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualified, or until his resignation or removal.

In connection with his appointment, the Company will grant Mr. He, on the fifth business day following his appointment, stock options with a value of $25,000 at the grant date that will vest in full in equal quarterly increments over a period of one year from the grant date. In addition, for his service, Mr. He will receive compensation commensurate with that received by the Company's other non-employee directors, which as may be modified by the Board from to time, currently includes annual compensation of cash fees of $20,000 to be paid in quarterly increments, and an annual grant of stock options, granted on the fifth business day following the Corporation’s annual stockholders meeting, with a value of $25,000 at the grant date to vest in full in equal quarterly increments over a period of one year from the grant date. In addition, all non-employee directors shall be reimbursed for their expenses incurred in connection with attending Board and committee meetings.

Mr. He does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

On September 8, 2021, the Company issued a press release regarding the appointment of Mr. He and other matters. The full text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated as of September 1, 2021
99.1	Press Release issued by Biostage, Inc. on September 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

September 8, 2021	/s/ Hong Yu
(Date)	Hong Yu
President

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